As filed with the Securities and Exchange Commission on May 8, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Penn Virginia Corporation*

(Exact name of registrant as specified in its charter)

Virginia	1311	23-1184320
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

Penn Virginia Holding Corp.*

Delaware	51-0387384
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

16285 Park Ten Place, Suite 500

Houston, Texas 77084

(713) 722-6500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Katherine J. Ryan

16285 Park Ten Place, Suite 500

Houston, Texas 77084

(713) 722-6500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Hillary H. Holmes

Gibson, Dunn & Crutcher LLP

811 Main, Suite 3000

Houston, Texas 77002

(346) 718-6600

*GUARANTORS

Exact name of registrant as specified in its charter(1)	Jurisdiction of Incorporation/ Organization	I.R.S. Employer Identification No.
Penn Virginia Corporation	Virginia	23-1184320
Penn Virginia Holding Corp.	Delaware	51-0387384
Penn Virginia Resource Holdings Corp.	Delaware	23-3093995
Penn Virginia Oil & Gas Corporation	Virginia	54-1617929
Penn Virginia Oil & Gas GP LLC	Delaware	74-3023686
Penn Virginia Oil & Gas LP LLC	Delaware	20-2768109
Penn Virginia Oil & Gas, L.P.	Texas	76-0389487
Penn Virginia MC Corporation	Delaware	02-0650458
Penn Virginia MC Energy L.L.C.	Delaware	02-0650462
Penn Virginia MC Gathering Company L.L.C.	Oklahoma	20-1510363
Penn Virginia MC Operating Company L.L.C.	Delaware	02-0650466

(1)

The address for each registrant’s principal executive office is 16285 Park Ten Place, Suite 500, Houston, Texas 77084, and the telephone number of each registrant’s principal executive office is (713) 722-6500.

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Penn Virginia Corporation:
Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Penn Virginia Holding Corp.:
Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Aggregate Offering Price per Security/ Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Penn Virginia Corporation:
Common stock, par value $0.01 per share	—	—
Preferred stock, par value $0.01 per share	—	—
Subscription rights	—	—
Warrants	—	—
Debt securities	—	—
Guarantees of debt securities(1)	—	—
Penn Virginia Holding Corp.
Debt securities	—	—
Guarantees of debt securities(1)	—	—
Total	$535,000,000(2)	$69,443(3)

(1)

The direct and indirect subsidiaries of Penn Virginia Corporation set forth above under “Guarantors” may be guarantors of some or all of the debt securities of PVAC or PVHC, as applicable, registered hereunder and, therefore, have been listed as co-registrants for the purpose of providing guarantees, if any, relating to the debt securities of PVAC or PVHC, as applicable, registered hereunder. PVAC may be a guarantor of some or all of the debt securities of PVHC registered hereunder and, therefore, has been listed as a co-registrant for the purposes of providing guarantees, if any, relating to the debt securities of PVHC registered hereunder. Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered.

(2)

There is being registered hereunder for sale by the registrants such indeterminate number or amount of common stock, preferred stock, debt securities, subscription rights and warrants as shall have an aggregate offering price not to exceed $535,000,000. The aggregate offering price is provided for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act. In no event will the aggregate offering price of the securities issued under this Registration Statement exceed the amount registered above. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder or other securities. The proposed maximum offering price per security will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of common stock, preferred stock, subscription rights and warrants as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions.

(3)

The total registration fee is $69,443, which is estimated pursuant to Rule 457(o) under the Securities Act. Pursuant to Rule 457(p) under the Securities Act, the $69,540.00 filing fee previously paid with respect to unsold securities registered pursuant to a Registration Statement on Form S-3 (No. 333-216756), which was initially filed on March 16, 2017, is being carried forward for application in connection with offerings under this Registration Statement. No additional registration fee has been paid with respect to this offering.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 8, 2020

PROSPECTUS

Penn Virginia Corporation

Penn Virginia Holding Corp.

$535,000,000

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Subscription Rights

Warrants

Penn Virginia Corporation (“PVAC) and Penn Virginia Holding Corp. (“PVHC”) may issue and sell from time to time securities described in this prospectus for an aggregate offering price of up to $535,000,000. This prospectus contains summaries of the general terms of the securities. At the time of each offering, we will provide the specific terms of the offering and the securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

PVAC’s common stock is listed on the Nasdaq Global Select Market under the symbol “PVAC.”

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of material risks of investing in our securities in “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                 , 2020

We have not authorized any person to provide you with any information or represent anything about us other than what is contained in this prospectus, any prospectus supplement and any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide to you.

This prospectus does not constitute an offer to sell any securities other than the securities offered hereunder. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or to any person to whom it is unlawful to make such an offer.

You should not assume that the information appearing in this prospectus, any prospectus supplement, any related free writing prospectus issued by us or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, PVAC may sell, in one or more offerings, any combination of the securities described in this prospectus, and PVHC may sell, in one or more offerings, any combination of the debt securities and guarantees described in this prospectus. This prospectus provides you with a general description of us and the securities offered under this prospectus. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a related free writing prospectus that will describe the specific terms of the offering. Such prospectus supplement and free writing prospectus may include or incorporate by reference a discussion of any risk factors or other special considerations applicable to those securities or to us. The prospectus supplement and related free writing prospectus may also add to, update or change the information contained in this prospectus, and accordingly, to the extent inconsistent, the information in this prospectus will be superseded by the information in the prospectus supplement or the related free writing prospectus. Please carefully read this prospectus, the prospectus supplement and any related free writing prospectus issued by us, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

Unless the context otherwise requires, references in this prospectus to “Penn Virginia,” “the Company,” “us,” “our,” “we,” or similar expressions refer to PVAC, together with all predecessors and subsidiaries, including PVHC. References to the “Predecessor” refer to the Company for periods through the Effective Date (as defined below). References to “subsidiary guarantors” means Penn Virginia Resource Holdings Corp., Penn Virginia Oil & Gas Corporation, Penn Virginia Oil & Gas GP LLC, Penn Virginia Oil & Gas LP LLC, Penn Virginia Oil & Gas, L.P., Penn Virginia MC Corporation, Penn Virginia MC Energy L.L.C., Penn Virginia MC Gathering Company L.L.C. and Penn Virginia MC Operating Company L.L.C.

ABOUT PENN VIRGINIA CORPORATION AND PENN VIRGINIA HOLDING CORP.

PVAC is an independent oil and gas company engaged in the onshore exploration, development and production of crude oil, natural gas liquids, or NGLs, and natural gas. PVAC is a Delaware corporation and subsidiary of PVAC. Our current operations consist of drilling unconventional horizontal development wells and operating our producing wells in the Eagle Ford Shale, or the Eagle Ford, in Gonzales, Lavaca, Fayette and DeWitt Counties in South Texas.

Our principal executive offices are located at 16285 Park Ten Place, Suite 500, Houston, Texas 77084, and our telephone number is (713) 722-6500. Information contained on our website, www.pennvirginia.com, does not constitute a part of this prospectus.

PVAC may fully and unconditionally guarantee the payment obligations of PVHC under any series of debt securities offered under this prospectus. PVAC may alternatively co-issue the debt securities registered by PVHC herein. PVHC may fully and unconditionally guarantee the payment obligations of PVAC under any series of debt securities offered under this prospectus. PVHC may alternatively co-issue the debt securities registered by PVAC herein.

THE SUBSIDIARY GUARANTORS

The subsidiary guarantors may fully and unconditionally guarantee the payment obligations of PVAC or PVHC, as applicable, under any series of debt securities offered using this prospectus. The subsidiary guarantors may alternatively co-issue the debt securities registered herein. Financial information concerning our subsidiary guarantors and any non-guarantor subsidiaries will, to the extent required by SEC rules and regulations, be included in our consolidated financial statements filed as part of our periodic reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described in this prospectus, any prospectus supplement, our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q filed since our most recent Annual Report on Form 10-K and our other filings with the SEC that are incorporated into this prospectus in evaluating an investment in our securities. The described risks could materially and adversely affect our business, financial condition or results of operation. If any of the risks were to actually occur, they may materially harm our business and our financial condition and results of operations. In this event, the trading price of our securities could decline and you could lose some or all of your investment.

FORWARD-LOOKING STATEMENTS

Certain statements contained herein or incorporated by reference into this prospectus that are not descriptions of historical facts are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Because such statements include risks, uncertainties and contingencies, actual results or outlook may differ materially from those expressed or implied by such forward-looking statements. You can identify our forward-looking statements by the words “anticipate,” “guidance,” “assumptions,” “projects,” “estimates,” “expects,” “continues,” “intends,” “plans,” “believes,” “forecasts,” “future,” “potential,” “may,” “possible,” “could” and variations of such words or similar expressions. These risks, uncertainties and contingencies include, but are not limited to, the following:

•	the decline in, sustained market uncertainty of, and volatility of commodity prices for crude oil, natural gas liquids, or NGLs, and natural gas, including the recent dramatic decline of such prices;

•	risks related to and the impact of actual or anticipated world health events such as the novel coronavirus, or COVID-19, pandemic;

•	risks related to completed acquisitions, including our ability to realize their expected benefits;

•

our ability to satisfy our short-term and long-term liquidity needs, including our inability to generate sufficient cash flows from operations or to obtain adequate financing, including access to the capital markets, to fund our capital expenditures and meet working capital needs;

•	negative events or publicity adversely affecting our ability to maintain our relationships with our suppliers, service providers, customers, employees, and other third parties;

•	plans, objectives, expectations and intentions contained in this prospectus that are not historical;

•	our ability to execute our business plan in volatile and depressed commodity price environments;

•	our ability to develop, explore for, acquire and replace oil and gas reserves and sustain production;

•	our ability to generate profits or achieve targeted reserves in our development and exploratory drilling and well operations;

•	our ability to meet guidance, market expectations and internal projections, including type curves;

•	any impairments, write-downs or write-offs of our reserves or assets;

•	the projected demand for and supply of oil, NGLs and natural gas;

•	our ability to contract for drilling rigs, frac crews, materials, supplies and services at reasonable costs;

•	our ability to renew or replace expiring contracts on acceptable terms;

•

our ability to obtain adequate pipeline transportation capacity or other transportation for our oil and gas production at reasonable cost and to sell our production at, or at reasonable discounts to, market prices;

•	the uncertainties inherent in projecting future rates of production for our wells and the extent to which actual production differs from that estimated in our proved oil and gas reserves;

•	use of new techniques in our development, including choke management and longer laterals;

•	drilling, completion and operating risks, including adverse impacts associated with well spacing and a high concentration of activity;

•	our ability to compete effectively against other oil and gas companies;

•	leasehold terms expiring before production can be established and our ability to replace expired leases;

•	environmental obligations, costs and liabilities that are not covered by an effective indemnity or insurance;

•	the timing of receipt of necessary regulatory permits;

•	the effect of commodity and financial derivative arrangements with other parties and counterparty risk related to the ability of these parties to meet their future obligations;

•	the occurrence of unusual weather or operating conditions, including force majeure events;

•	our ability to retain or attract senior management and key employees;

•	our reliance on a limited number of customers and a particular region for substantially all of our revenues and production;

•	compliance with and changes in governmental regulations or enforcement practices, especially with respect to environmental, health and safety matters;

•	physical, electronic and cybersecurity breaches;

•	uncertainties relating to general domestic and international economic and political conditions;

•	the impact and costs associated with litigation or other legal matters;

•	sustainability initiatives; and

•

other factors set forth in our periodic filings with the Securities and Exchange Commission, including the risks set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019.

Additional information concerning these and other factors can be found in our press releases and public filings with the Securities and Exchange Commission. Many of the factors that will determine our future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law.

USE OF PROCEEDS

Unless we inform you otherwise in an applicable prospectus supplement, we expect to use the net proceeds from the sale of securities offered by us under this prospectus for general corporate purposes. These purposes may include:

•	capital expenditures;

•	acquisitions;

•	working capital; and

•	repayment, refinancing or redemption of indebtedness or other securities.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF PVAC CAPITAL STOCK

The following summary of certain provisions of PVAC capital stock does not purport to be complete and is subject to and is qualified in its entirety by the Second Amended and Restated Articles of Incorporation of PVAC (“Articles of Incorporation”) and the Fourth Amended and Restated Bylaws of PVAC (“Bylaws”). We urge you to read the Articles of Incorporation and the Bylaws, which are incorporated in this prospectus by reference as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Virginia law.

As of May 1, 2020, PVAC’s authorized capital stock was 50,000,000 shares. Those shares consisted of 5,000,000 authorized shares of preferred stock (par value $0.01 per share), of which no shares were outstanding as of May 1, 2020, and 45,000,000 authorized shares of common stock (par value $0.01 per share), of which 15,157,919 shares were outstanding as of May 1, 2020.

PVAC’s common stock is quoted on the Nasdaq Global Select Market under the symbol “PVAC.”

Common Stock

Dividends

Subject to the rights of any series of preferred stock that PVAC may issue, the holders of common stock may receive dividends when declared by the Board of Directors of PVAC (the “Board”). Dividends may be paid in cash, in property or in shares of stock, or in any combination thereof.

Fully Paid

All outstanding shares of common stock are fully paid and non-assessable.

Voting Rights

Subject to the special voting rights of any preferred stock that PVAC may issue, the holders of common stock may vote one vote for each share held together as a single class in the election of directors and on all other matters voted upon by PVAC shareholders. In uncontested elections, directors are elected by a majority of the votes cast in the election for such director nominee; in contested elections, directors are elected by a plurality of the votes cast in the election for such director nominee. Holders of common stock may not cumulate their votes in the elections of directors. The affirmative vote of more than two-thirds of the outstanding shares of PVAC common stock is required for amendments to the Articles of Incorporation, the approval of mergers, statutory share exchanges, certain sales or other dispositions of assets outside the usual and regular course of business, conversions, domestications and dissolutions. However, holders of PVAC common stock are not entitled to vote on any amendment to the Articles of Incorporation that relates solely to the terms of any one or more series of preferred stock. The affirmative vote of at least 67% of the outstanding shares of PVAC common stock is required to amend the “Corporate Opportunity” provisions of the Articles of Incorporation described below. All other matters to be voted on by shareholders must be approved by a majority of the votes cast on the matter.

Liquidation Rights

If PVAC dissolves its business, either voluntarily or not, holders of common stock will share equally in the assets remaining after it pays its creditors and preferred shareholders.

Other Rights

The holders of common stock have no preemptive rights to purchase shares of PVAC common stock. Shares of common stock are not subject to any redemption or sinking fund provisions and are not convertible into any of PVAC’s other securities.

Preferred Stock

The Board is authorized, without approval of shareholders, to issue one or more series of preferred stock. Subject to the provisions of the Articles of Incorporation and limitations prescribed by law, the Board may adopt an amendment to the Articles of Incorporation setting the number of shares of each series and the rights, preferences and limitations of each series, including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences of any wholly unissued series of preferred stock, the number of shares constituting each series and the terms and conditions of issue.

Undesignated preferred stock may enable the Board to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of PVAC management. The issuance of shares of preferred stock may adversely affect the rights of the holders of PVAC common stock. For example, any preferred stock issued may rank prior to PVAC common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock may discourage bids for PVAC common stock or may otherwise adversely affect the market price of PVAC common stock or any existing preferred stock.

Anti-Takeover Provisions

Certain provisions in the Articles of Incorporation and the Bylaws, as well as certain provisions of Virginia law, may make more difficult or discourage a takeover of PVAC’s business.

Certain Provisions of the Articles of Incorporation and the Bylaws

Shareholder Action by Unanimous Consent. Any action that could be taken by shareholders at a meeting may be taken, instead, without a meeting and without notice if a consent in writing is signed by all the shareholders entitled to vote on the action.

Blank Check Preferred Stock. The Articles of Incorporation authorize the issuance of blank check preferred stock. As described above under “—Preferred Stock,” the Board can set the voting rights, redemption rights, conversion rights and other rights relating to such preferred stock and could issue such stock in either private or public transactions. In some circumstances, the blank check preferred stock could be issued and have the effect of preventing a merger, tender offer or other takeover attempt that the Board opposes.

Vacancies in the Board. Subject to the rights of any preferred stock, any vacancy in the Board resulting from any death, resignation, retirement, disqualification, removal from office or newly created directorship resulting from an increase in the authorized number of directors or otherwise may be filled by majority vote of the remaining directors then in office, even if less than a quorum, or shareholders.

Special Meetings of Shareholders. Special meetings of shareholders may be called at any time and from time to time only upon the written request of the Board, the chairman of the Board or the holders of a majority of PVAC outstanding common stock.

Advance Notice Requirements for Shareholder Director Nominations and Shareholder Business. The Bylaws require that advance notice of shareholder director nominations and shareholder business for annual meetings be made in writing and given to PVAC corporate secretary, together with certain specified information, not less than 90 days nor more than 120 days before the anniversary of the immediately preceding annual meeting of shareholders, subject to other timing requirements as specified in the Bylaws.

Virginia Anti-Takeover Statutes and Other Virginia Laws

Control Share Acquisitions Statute. Under the Virginia control share acquisitions statute, shares acquired in an acquisition that would cause an acquiror’s voting strength to meet or exceed any of three thresholds (20%, 33 1/3% or 50%) have no voting rights unless (1) those rights are granted by a majority vote of all outstanding shares other than those held by the acquiror or any officer or employee director of the corporation or (2) the articles of incorporation or bylaws of the corporation provide that the provisions of the control share acquisitions statute do not apply to acquisitions of its shares. An acquiring person that owns five percent or more of the corporation’s voting stock may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition. This regulation was designed to deter certain takeovers of Virginia public corporations. Virginia law permits corporations to opt out of the control share acquisition statute. We have not opted out.

Affiliated Transactions. Under the Virginia anti-takeover law regulating affiliated transactions, material acquisition transactions between a Virginia corporation and any holder of more than 10% of any class of its outstanding voting shares are required to be approved by the holders of at least two-thirds of the remaining voting shares. Affiliated transactions subject to this approval requirement include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of a 10% holder or any reclassification, including reverse stock splits, recapitalization or merger of the corporation with its subsidiaries, that increases the percentage of voting shares owned beneficially by a 10% holder by more than five percent. For three years following the time that a shareholder becomes an interested shareholder, a Virginia corporation cannot engage in an affiliated transaction with the interested shareholder without approval of two-thirds of the disinterested voting shares and a majority of the disinterested directors. A disinterested director is a director who was a director on the date on which an interested shareholder became an interested shareholder or was recommended for election or elected by a majority of the disinterested directors then on the board. After three years, the approval of the disinterested directors is no longer required. The provisions of this statute do not apply if a majority of disinterested directors approve the acquisition of shares making a person an interested shareholder. As permitted by Virginia law, we have opted out of the affiliated transactions provisions.

Director Standards of Conduct

Under Virginia law, directors must discharge their duties in accordance with their good faith business judgment of the best interests of the corporation. Directors may rely on the advice or acts of others, including officers, employees, attorneys, accountants and board committees if they have a good faith belief in their competence. Virginia law provides that, in determining the best interests of the corporation, a director may consider the possibility that those interests may best be served by the continued independence of the corporation.

Corporate Opportunities

In the Articles of Incorporation, subject to certain limitations, PVAC expressly waives any fiduciary duty owed to it by its directors with respect to any business opportunities that may be of interest to PVAC, including any conflict of interest caused if one of PVAC’s directors takes advantage of such a business opportunity. PVAC directors may further their self-interest and engage in such a business opportunity for their own benefit so long as such a director did not specifically become aware of the opportunity in his or her capacity as a representative of the Company. PVAC directors may engage in the same or similar business as the Company and have no duty to share any business opportunity that may be of interest to it if such a director learned of the opportunity outside of his or her role as a representative of the Company.

Exclusive Forum

The Articles of Incorporation provide that the United States District Court for the Eastern District of Virginia is the sole and exclusive forum for any derivative action brought on PVAC’s behalf, any action asserting a breach of fiduciary duty, any action asserting a claim arising under the Virginia Stock Corporation Act or any action asserting a claim against PVAC that is governed by the internal affairs doctrine. The choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with

PVAC or its directors, officers or other employees, which may discourage such lawsuits against PVAC and its directors, officers and other employees.

Indemnification of Officers and Directors

Virginia law permits, and the Articles of Incorporation provide for, the indemnification of PVAC directors and officers with respect to certain liabilities and expenses imposed upon them in connection with any civil, criminal or other proceeding by reason of having been a director or officer of the Company. This indemnification does not apply to willful misconduct or a knowing violation of the criminal law. PVAC has been informed that in the opinion of the SEC indemnification for liability under the Securities Act is against public policy and is unenforceable.

Transfer Agent and Registrar

PVAC’s transfer agent and registrar of the common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF DEBT SECURITIES

The debt securities covered by this prospectus will be the general unsecured obligations of PVAC or PVHC. We will issue senior debt securities under an indenture to be entered into among us, any guarantors and a trustee we will name in the prospectus supplement relating to senior debt securities. We refer to this indenture as the senior indenture. We will issue subordinated debt securities under an indenture to be entered into among us, any guarantors and a trustee we will name in the prospectus supplement relating to subordinated debt securities. We refer to this indenture as the subordinated indenture. We refer to the senior indenture and the subordinated indenture collectively as the indentures. The indentures will be substantially identical, except for provisions relating to subordination.

We have summarized material provisions of the indentures and the debt securities below. This summary is not complete. We have filed the forms of indentures with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you. Please read “Where You Can Find More Information.”

In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to “we,” “us” or “our” refer to PVAC and PVHC separately and not to any of their respective subsidiaries.

General

Neither indenture limits the amount of debt securities that may be issued under that indenture, and neither limits the amount of other unsecured debt or securities that we may issue. We may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance.

The senior debt securities will constitute our senior unsecured indebtedness and will rank equally in right of payment with all of our other unsecured and unsubordinated debt and senior in right of payment to all of our subordinated indebtedness. The senior debt securities will be effectively subordinated to, and thus have a junior position to, our secured indebtedness with respect to the assets securing that indebtedness. The subordinated debt securities will rank junior to all of our senior indebtedness and may rank equally with or senior to other subordinated indebtedness we may issue from time to time.

We currently conduct our operations through our subsidiaries, and our operating income and cash flow are generated by our subsidiaries. As a result, cash we obtain from our subsidiaries is the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including payments on the debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors, including trade creditors and tort claimants, of our subsidiaries on their assets and earnings.

Neither indenture contains any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

Terms

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	whether the debt securities will be senior or subordinated debt securities;

•	the price at which we will issue the debt securities;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	whether and under what circumstances we will pay any additional amounts with respect to the debt securities;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities;

•	the denominations in which we will issue the debt securities if other than $1,000 and integral multiples of $1,000;

•	whether payments on the debt securities will be payable in foreign currency or currency unit or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities;

•	with respect to the subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

•	any other terms of the debt securities not inconsistent with the applicable indenture.

We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material United States, or U.S., federal income tax consequences and other special considerations.

If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Subordination

Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all

Senior Debt (as defined below). Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal of or any premium or interest on the subordinated debt securities if we fail to pay the principal, interest, premium or any other amounts on any Senior Debt when due.

The subordination does not affect our obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.

The subordinated indenture does not limit the amount of Senior Debt that we may incur. As a result of the subordination of the subordinated debt securities, if we become insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

Unless we inform you otherwise in the prospectus supplement, “Senior Debt” will mean all of our indebtedness, including guarantees, unless the indebtedness states that it is not senior to the subordinated debt securities or our other junior debt. Senior Debt with respect to a series of subordinated debt securities could include other series of debt securities issued under the subordinated indenture.

Guarantees

If specified in the prospectus supplement, our payment obligations under any series of the debt securities may be jointly and severally guaranteed by one or more of our subsidiaries and, in the case of PVHC’s debt securities, by PVAC. Such guarantees will be full and unconditional. If a series of debt securities is so guaranteed by any of our subsidiaries or PVAC, such guarantors will execute a supplemental indenture or notation of guarantee as further evidence of their guarantee, and we will undertake to obtain, if necessary, a waiver under or an amendment of our Credit Agreement, dated as of September 29, 2017 and as amended, by and among us, PVHC, as borrower, the lenders party thereto and Jeffries Finance LLC, as administrative agent, collateral agent and the sole lead arranger, to permit the issuance of guarantees by PVAC or PVHC, as applicable. The applicable prospectus supplement will describe the terms of any guarantee by our guarantors.

The obligations of each guarantor under its guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that guarantor and any collections from or payments made by or on behalf of any other guarantor in respect of its obligations under its guarantee.

Each indenture may restrict consolidations or mergers with or into a guarantor or provide for the release of a guarantor from a guarantee, as set forth in a related prospectus supplement, the applicable indenture and any applicable related supplemental indenture.

If a series of debt securities is guaranteed by any of our future subsidiaries and is designated as subordinate to our senior debt, then the guarantee by those subsidiaries will be subordinated to such subsidiary’s senior debt and will be subordinated to any guarantees by those subsidiaries of our senior debt. See “—Subordination.”

Consolidation, Merger and Sales of Assets

The indentures generally permit a consolidation or merger involving us. They also permit us to sell, lease, convey, assign, transfer or otherwise dispose of all or substantially all of our assets. We have agreed, however, that we will not consolidate with or merge into any entity or sell, lease, convey, assign, transfer or dispose of all or substantially all of our assets to any entity unless:

(1) either

•	we are the continuing entity, or

•

if we are not the continuing entity, the resulting entity is organized under the laws of any U.S. jurisdiction and assumes by a supplemental indenture the due and punctual payments on the debt securities and the performance of our covenants and obligations under the indentures, and

(2) immediately after giving effect to the transaction, no default or event of default under the indentures has occurred and is continuing or would result from the transaction.

This covenant will not apply to any merger of another entity into us. Upon any transaction of the type described in and effected in accordance with this section, the resulting entity will succeed to and be substituted for us and may exercise all of our rights and powers under the applicable indenture and the debt securities with the same effect as if the resulting entity had been named as us in the indenture. In the case of any asset transfer or disposition other than a lease, when the resulting entity assumes all of our obligations and covenants under the applicable indenture and the debt securities, we will be relieved of all such obligations.

Events of Default

Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	our failure to pay interest on any debt security of that series for 30 days when due;

•	our failure to pay principal of or any premium on any debt security of that series when due;

•	our failure to deposit any sinking fund payment for 30 days when due;

•

our failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization of us; and

•	any other event of default provided for that series of debt securities.

A default under one series of debt securities will not necessarily be a default under any other series. If a default or event of default for any series of debt securities occurs, is continuing and is known to the trustee, the trustee will notify the holders of applicable debt securities within 90 days after it occurs. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interests of the holders of those debt securities.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of our company occurs, the principal of and accrued and unpaid interest on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder. At any time after a declaration of acceleration has been made, the holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement and its consequences.

A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:

•	the holder gives the trustee written notice of a continuing event of default with respect to that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless those holders have offered to the trustee indemnity satisfactory to it. Subject to this provision for indemnification, the holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) generally may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.

If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs.

The indentures require us to furnish to the trustee annually a statement as to our performance of certain of our obligations under the indentures and as to any default in performance.

Modification and Waiver

We and the trustee may supplement or amend each indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (voting as one class). Without the consent of the holder of each debt security affected, however, no modification may:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on the debt security;

•	reduce the principal of the debt security or change its stated maturity;

•	reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

•	change any obligation to pay additional amounts on the debt security;

•	make payments on the debt security payable in currency other than as originally stated in the debt security;

•	impair the holder’s right to institute suit for the enforcement of any payment on or with respect to the debt security;

•

make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

•	with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security;

•	waive a continuing default or event of default regarding any payment on the debt securities; or

•	if applicable, make any change that materially and adversely affects the right to convert any debt security.

We and the trustee may supplement or amend each indenture or waive any provision of that indenture without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•	to provide any security for, or to add any guarantees of or obligors on, any series of debt securities;

•	to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939;

•	to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indenture;

•	to add events of default with respect to any series of debt securities;

•	to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect; and

•	to establish the form or terms of any debt securities and to accept the appointment of a successor trustee, each as permitted under the indenture.

The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Defeasance and Discharge

Defeasance. When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture. If we deposit with the trustee under an indenture any combination of money or government securities sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or

•

we will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series, the covenant described under “—Consolidation, Merger and Sales of Assets” and other specified covenants under the applicable indenture, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities will also survive.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

Under current U.S. federal income tax law, legal defeasance would likely be treated as a taxable exchange of debt securities to be defeased for interests in the defeasance trust. As a consequence, a U.S. holder would recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the debt securities and the value of the holder’s interest in the defeasance trust, and thereafter would be required to include in income a share of the income, gain or loss of the defeasance trust. Under current U.S. federal income tax law, covenant defeasance would not be treated as a taxable exchange of such debt securities.

Satisfaction and Discharge. In addition, an indenture will cease to be of further effect with respect to the debt securities of a series issued under that indenture, subject to exceptions relating to compensation and indemnity of the trustee under that indenture and repayment to us of excess money or government securities, when:

•	either

•	all outstanding debt securities of that series have been delivered to the trustee for cancellation; or

•	all outstanding debt securities of that series not delivered to the trustee for cancellation either:

•	have become due and payable,

•	will become due and payable at their stated maturity within one year, or

•	are to be called for redemption within one year; and

•	we have deposited with the trustee any combination of money or government securities in trust sufficient to pay the entire indebtedness on the debt securities of that series when due; and

•	we have paid all other sums payable by us with respect to the debt securities of that series.

Governing Law

New York law will govern the indentures and the debt securities.

The Trustees

We will name the trustee under the applicable indenture in the prospectus supplement. Each indenture contains limitations on the right of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee and its affiliates are permitted to engage in other transactions with us. If, however, the trustee acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

Payment and Paying Agents

Unless we inform you otherwise in a prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless we inform you otherwise in a prospectus supplement, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in either of New York, New York or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Form, Exchange, Registration and Transfer

We will issue the debt securities in registered form, without interest coupons. Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent designated by us. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require payment of any transfer tax or similar governmental charge payable for that registration.

We will appoint the trustee as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents we initially designate, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

In the case of any redemption of debt securities of a series or any repurchase of debt securities of a series required under the terms of the series, we will not be required to register the transfer or exchange of:

•

any debt security of that series during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

•	any debt security of that series that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

DESCRIPTION OF PVAC SUBSCRIPTION RIGHTS

PVAC may issue subscription rights to purchase its common stock or preferred stock in one or more series. Subscription rights may be offered independently or together with PVAC common stock, preferred stock or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future rights PVAC may offer pursuant to this prospectus, we will describe the particular terms of any subscription rights that PVAC may offer in more detail in the applicable prospectus supplements. The terms of any subscription rights PVAC offers under a prospectus supplement may differ from the terms we describe below.

The applicable prospectus supplements relating to any subscription rights that PVAC offer will include specific terms of any offering of rights for which this prospectus is being delivered, including the following, to the extent applicable:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the price, if any, per right;

•	the exercise price payable for each share of common stock or share of preferred stock upon the exercise of the rights;

•	the number of rights issued or to be issued to each holder;

•	the number and terms of the shares of common stock or shares of preferred stock that may be purchased per each right;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the respective dates on which the holder’s ability to exercise the rights will commence and will expire;

•	the number of rights outstanding, if any;

•	a discussion of any material U.S. federal income tax considerations applicable to the rights;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

The description in the applicable prospectus supplements of any subscription rights that PVAC may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agreement or rights certificate, which will be filed with the SEC in connection therewith. Therefore, you should carefully consider the actual provisions of the rights, the rights agreement and the applicable securities.

DESCRIPTION OF PVAC WARRANTS

PVAC may issue warrants for the purchase of its common stock. Warrants may be issued independently or together with preferred stock, common stock or subscription rights offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between PVAC and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as PVAC’s agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:

•	the number of shares of common stock purchasable upon exercise of the warrants and the price at which such number of shares of common stock may be purchased upon exercise of the warrants;

•	the date on which the right to exercise the warrants commences and the date on which such right expires (the “Expiration Date”);

•	U.S. federal income tax consequences applicable to the warrants;

•	the amount of the warrants outstanding as of the most recent practicable date; and

•	any other terms of the warrants.

Warrants will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of shares of common stock at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of common stock, including the right to receive payments of any dividends on the common stock purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

PLAN OF DISTRIBUTION

We may sell the securities on a delayed or continuous basis in and outside of the U.S. through underwriters or dealers as designated from time to time, directly to purchasers, through agents or through a combination of these methods.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement and except as described below, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

Underwriters may sell shares of PVAC’s common stock under this prospectus by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, which includes sales made directly on the Nasdaq Global Select Market, on any other existing trading market for shares of PVAC’s common stock or to or through a market maker, or in privately negotiated transactions. Unless we inform you otherwise in the prospectus supplement, the sales agent with respect to any such at-the-market offering will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreeable terms between the sales agent and us. We will include in the prospectus supplement the amount of any compensation to be received by the sales agent.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.

Derivative Transactions

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be underwriters and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Certain legal matters in connection with PVAC’s common stock, preferred stock, debt securities, subscription rights and warrants and PVHC’s debt securities will be passed upon for us by Hunton Andrews Kurth LLP, Richmond, Virginia. Certain legal matters in connection with PVAC’s and PVHC’s debt securities will be passed upon for us by Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C., Tulsa, Oklahoma. Certain legal matters in connection with PVAC’s debt securities, subscription rights and warrants and PVHC’s debt securities and certain other legal matters will be passed upon for us by our outside counsel, Gibson, Dunn & Crutcher LLP, Houston, Texas.

EXPERTS

The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The information incorporated by reference herein regarding our estimated quantities of proved reserves, the future net revenues from those reserves and their present value is based, in part, on the estimated reserve evaluations and related calculations of DeGolyer and MacNaughton, Inc., an independent firm of petroleum engineers, geologists, geophysicists and petro physicists. These estimates are aggregated and the sums are incorporated by reference herein in reliance upon the authority of those firms as experts in petroleum engineering.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy statements and other information about registrants, like us, that have been filed electronically with the SEC. You can access the SEC’s Internet site at http://www.sec.gov. You can also obtain information about us on our website at http://www.pennvirginia.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus unless specifically so designated and filed with the SEC.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information included directly in this prospectus. Any statement contained in this prospectus or any prospectus supplement or a document incorporated by reference in this prospectus or in any prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference in this prospectus modifies or superseded the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•

PVAC’s Annual Report on Form 10-K for the year ended December   31, 2019, including information specifically incorporated by reference into such Annual Report on Form 10-K from our Proxy Statement for our 2020 Annual Meeting of Stockholders filed on April 7, 2020;

•	PVAC’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020; and

•	PVAC’s Current Report on Form 8-K filed on May 6, 2020; and

•

the description of PVAC’s common stock in our Registration Statement on Form 8-A12B (Registration No. 001-13283) filed on December 22, 2016, as PVAC may update that description from time to time, including through its Annual Reports on Form 10-K.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the initial date of the registration statement until the effective date of the registration statement and from the date of this prospectus to the completion of the offering of the securities. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, including a beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request. You may obtain a copy of these filings by writing or telephoning:

Penn Virginia Corporation

Attention: Katherine J. Ryan

16285 Park Ten Place, Suite 500

Houston, Texas 77084

(713) 722-6500

Until                 , 2020, all dealers that effect transactions in the securities of Penn Virginia Holding Corp., whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Penn Virginia Corporation

Penn Virginia Holding Corp.

$535,000,000

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Subscription Rights

Warrants

Prospectus dated                 , 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below are the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby and payable by us. With the exception of the SEC registration fee, the amounts set forth below are estimates.

SEC registration fee	$69,443.00	*
Printing and engraving expenses	†
Fees and expenses of legal counsel	†
Accounting fees and expenses	†
Transfer agent and registrar fees	†
Miscellaneous	†

Total	†

*	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act and exclusive of accrued interest, distributions and dividends, if any.
†

Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this Registration Statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Virginia Registrants

PVAC and Penn Virginia Oil & Gas Corporation are corporations organized under the laws of the Commonwealth of Virginia. The Virginia Stock Corporation Act (“VSCA”) permits a Virginia corporation to indemnify its directors and officers in connection with certain actions, suits and proceedings brought against them if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The VSCA requires such indemnification when a director or officer entirely prevails in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer of the corporation. The VSCA further provides that a Virginia corporation may make any other or further indemnity (including indemnity with respect to a proceeding by or in the right of the corporation), and may make additional provision for advances and reimbursement of expenses, if authorized by its articles of incorporation or shareholder-adopted bylaws, except an indemnity against willful misconduct or a knowing violation of criminal law. Our Articles of Incorporation and the Bylaws of Penn Virginia Oil & Gas Corporation provide that a director or officer or former director or officer of the corporation shall be indemnified to the fullest extent permitted by the VSCA as currently in effect or as later amended in connection with any action, suit or proceeding (including a proceeding by the corporation or in its right) because such individual is or was a director or officer of the corporation or because such individual is or was serving the corporation or any other legal entity in any capacity at the request of the corporation.

The VSCA establishes a statutory limit on liability of directors and officers of a Virginia corporation for damages assessed against them in a suit brought by the corporation or in its right or brought by or on behalf of shareholders of the corporation and authorizes it, with shareholder approval, to specify a lower monetary limit on liability in the corporation’s articles of incorporation or bylaws; the liability of a director or officer, however, shall not be limited if such director or officer engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law. Our Articles of Incorporation provide for the limitation or elimination of the liability of our directors or officers or former directors or officers for monetary damages to us or our shareholders to the fullest extent permitted by the VSCA as currently in effect or as later amended.

We carry insurance on behalf of our directors and officers and have entered into an indemnity agreement with each of our directors. The agreement provides for the mandatory advancement and reimbursement of reasonable expenses (subject to limited exceptions) incurred by our directors in various legal proceedings in which they may be involved by reason of their service as directors, as permitted by Virginia law and our Articles of Incorporation.

Delaware Registrants

Delaware Corporations

Penn Virginia Holding Corp., Penn Virginia Resource Holdings Corp. and Penn Virginia MC Corporation are corporations organized under the laws of the State of Delaware. Section 145 of the DGCL provides that Delaware corporations may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a Delaware corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Delaware Court of Chancery or such other court shall deem proper.

Delaware law provides that directors of a corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any breach of their duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL relating to unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.

The Bylaws of Penn Virginia Resource Holdings Corp. and of Penn Virginia MC Corporation provide that each corporation will indemnify and hold harmless, to the full extent permitted by the DGCL, any of its officers or directors (including those persons serving as an officer or director of another entity at its request) who is party to a suit or other proceeding by reason of his or her position as an officer or director against all reasonably incurred expense. The Bylaws of Penn Virginia Holding Corp. provide that any directors or officers shall be indemnified by the corporation against all liability and expenses relating to an action if there is a final judgement in the action that there was no negligence or misconduct on their part or the corporation receives a written opinion of independent legal counsel that the conduct of the person was in good faith for a purpose that they reasonably believed to be in the best interests of the corporation, and, in any criminal action, that the person had no reasonable cause to believe that their conduct was unlawful, and indemnification may be legally and validly made. Penn Virginia Resource Holdings Corp. may only indemnify an officer or director who brought the suit or proceeding if its board of directors had previously authorized such suit or proceeding. Expenses incurred by a person in any action may be advanced by Delaware corporations before final disposition thereof if the person agrees in writing to repay such amount unless he is entitled to indemnification under such corporation’s Bylaws.

Delaware Limited Liability Companies

Penn Virginia Oil & Gas GP LLC, Penn Virginia Oil & Gas LP LLC, Penn Virginia MC Energy L.L.C. and Penn Virginia MC Operating Company L.L.C. are limited liability companies organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware LLC may, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreements of Penn Virginia Oil & Gas GP LLC, Penn Virginia MC Energy L.L.C. and Penn Virginia MC Operating Company L.L.C. provide that each company will indemnify and hold harmless the member, its shareholders, officers, directors, employees and agents and the officers and employees of the company from and against all costs, losses, liabilities, damages, claims, expenses of any nature (including reasonable attorneys’ fees and disbursements), judgments, fines, settlements and any other amounts arising from any and all claims, demands or proceedings, paid or accrued by an indemnitee in connection with the business of the company, to the fullest extent provided or allowed by the laws of the State of Delaware. Such rights to indemnification include the right to advancement of expenses.

Penn Virginia Oil & Gas, L.P.

Penn Virginia Oil & Gas, L.P. is a limited partnership organized under the laws of the State of Texas. Pursuant to Sections 1.106 and 8.051 of the Texas Business Organizations Code (the “TBOC”), a limited partnership must indemnify a governing person, former governing person or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person was a respondent because the person is or was a governing person if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding. Pursuant to Sections 8.101 and 8.102 of the TBOC, any governing person, former governing person or delegate of a Texas limited partnership may be indemnified against judgments and reasonable expenses actually incurred by the person in connection with a proceeding, in which such person was a respondent if it is determined, in accordance with Section 8.103 of the TBOC, that: (i) the person acted in good faith; (ii) the person reasonably believed, (a) in the case of conduct in the person’s official capacity, that the person’s conduct was in the partnership’s best interests, or (b) in any other case, that the person’s conduct was not opposed to the partnership’s best interests; (iii) in the case of a criminal proceeding, such person did not have a reasonable cause to believe that the person’s conduct was unlawful; and (iv) the indemnification should be paid. Indemnification of a person who is found to be liable to the limited partnership is limited to reasonable expenses actually incurred by the person in connection with the proceeding and does not include judgments, penalties or fines, except for certain circumstances where indemnification cannot be given at all. Pursuant to Section 8.105 of the TBOC, a limited partnership may indemnify an officer, employee or agent to the same extent that indemnification is required under the TBOC for a governing person or as provided in the partnership’s governing documents, general or specific action of the enterprise’s governing authority, contract or by other means.

Penn Virginia MC Gathering Company L.L.C.

Penn Virginia MC Gathering Company L.L.C. is a limited liability company organized under the laws of the State of Oklahoma. Section 2003 of the Oklahoma Limited Liability Company Act provides that an Oklahoma limited liability company may indemnify and hold harmless any member, agent or employee from and against any and all claims and demands whatsoever, except in the case of action or failure to act by the member, agent or employee that constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the Articles of Organization or operating agreement. Section 2017 of the Oklahoma Limited Liability Company Act provides that the Articles of Organization or operating agreement of an Oklahoma limited liability company may eliminate or limit the personal liability of a member or manager for monetary damages for breach of any duty provided for in Section 2016 of the Oklahoma Limited Liability Company Act and provide for indemnification of a member or manager for judgments, settlements, penalties, fines or expenses incurred in any proceeding because the person is or was a member or manager, except that any such provisions may not limit or eliminate the liability of a manager for: (i) any breach of the manager’s duty of loyalty to the limited liability company or its members; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; or (iii) any transaction from which the manager derived an improper personal benefit.

The limited liability company agreement of Penn Virginia MC Gathering Company L.L.C. provides that the company will indemnify and hold harmless the member, its shareholders, officers, directors, employees and agents and the officers and employees of the company from and against all costs, losses, liabilities, damages, claims, expenses of any nature (including reasonable attorneys’ fees and disbursements), judgments, fines, settlements and any other amounts arising from any and all claims, demands or proceedings, paid or accrued by an indemnitee in connection with the business of the company, to the fullest extent provided or allowed by the laws of the State of Oklahoma. Such rights to indemnification include the right to advancement of expenses.

Item 16.	Exhibits†

The following documents are filed as exhibits to this Registration Statement:

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Exhibit Number	Filing Date	SEC File No.	Filed Herewith

3.1	Second Amended and Restated Articles of Incorporation of Penn Virginia Corporation.	8-K	3.1	09/15/2016	001-13283

3.2	Fourth Amended and Restated Bylaws of Penn Virginia Corporation.	8-K	3.1	12/27/2019	001-13283

3.3	Certificate of Incorporation of Penn Virginia Holding Corp.	S-3	4.3	03/16/2017	333-216756

3.4	Bylaws of Penn Virginia Holding Corp.	S-3	4.4	03/16/2017	333-216756

4.1	Form of Indenture between Penn Virginia Corporation and the trustee thereunder (the “Senior Trustee”), relating to senior debt securities.					X

4.2	Form of Indenture between Penn Virginia Corporation and the trustee thereunder (the “Subordinated Trustee”), relating to subordinated debt securities.					X

5.1	Opinion of Hunton Andrews Kurth LLP.					X

5.2	Opinion of Gibson, Dunn & Crutcher LLP.					X

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Exhibit Number	Filing Date	SEC File No.	Filed Herewith

5.3	Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.					X

23.1	Consent of Grant Thornton LLP.					X

23.2	Consent of DeGolyer and MacNaughton, Inc.					X

23.3	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1).					X

23.4	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.2).					X

23.5	Consent of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. (included in Exhibit 5.3).					X

24.1	Power of Attorney (included in signature page).					X

*25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, on Form T-1 of the Senior Trustee (to be filed prior to any issuance of senior debt securities).
*25.2	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, on Form T-1 of Subordinated Trustee (to be filed prior to any issuance of subordinated debt securities).

†

We will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any preferred shares, warrants or subscription rights, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby and (iv) any required opinion of counsel as to certain tax matters relative to the securities offered hereby.

*	To be filed, if necessary, on Form 305B2 in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(b) that, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d) that, for purposes of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 8, 2020.

Penn Virginia Corporation

By:	/s/ John A. Brooks
John A. Brooks
President, Chief Executive Officer and Director (Principal Executive Officer)

Penn Virginia Holding Corp.

By:	/s/ John A. Brooks
John A. Brooks
Chief Executive Officer and Director (Principal Executive Officer)

Each person whose signature appears below appoints Russell T Kelley, Jr. and Katherine J. Ryan, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and the dates indicated.

PENN VIRGINIA CORPORATION

Name	Title	Date

/s/ John A. Brooks John A. Brooks	President, Chief Executive Officer and Director (Principal Executive Officer)	May 8, 2020

/s/ Russell T Kelley, Jr. Russell T Kelley, Jr.	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	May 8, 2020

/s/ Tammy L. Hinkle Tammy L. Hinkle	Vice President and Controller (Principal Accounting Officer)	May 8, 2020

/s/ Tiffany Thom Cepak Tiffany Thom Cepak	Director	May 8, 2020

/s/ Darin G. Holderness Darin G. Holderness	Chairman of the Board	May 8, 2020

/s/ Brian Steck Brian Steck	Director	May 8, 2020

PENN VIRGINIA HOLDING CORP.

PENN VIRGINIA MC CORPORATION

PENN VIRGINIA RESOURCE HOLDINGS CORP.

Name	Title	Date

/s/ John A. Brooks John A. Brooks	Chief Executive Officer and Director (Principal Executive Officer)	May 8, 2020

/s/ Russell T Kelley, Jr. Russell T Kelley, Jr.	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	May 8, 2020

/s/ Katherine J. Ryan Katherine J. Ryan	Vice President, Chief Legal Counsel & Corporate Secretary and Director	May 8, 2020

PENN VIRGINIA OIL & GAS CORPORATION

Name	Title	Date

/s/ John A. Brooks John A. Brooks	Chief Executive Officer and Director (Principal Executive Officer)	May 8, 2020

/s/ Russell T Kelley, Jr. Russell T Kelley, Jr.	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)	May 8, 2020

/s/ Tammy L. Hinkle Tammy L. Hinkle	Vice President and Controller (Principal Accounting Officer)	May 8, 2020

/s/ Katherine J. Ryan Katherine J. Ryan	Vice President, Chief Legal Counsel & Corporate Secretary and Director	May 8, 2020

PENN VIRGINIA OIL & GAS LP LLC

Name	Title	Date

/s/ John A. Brooks John A. Brooks	Chief Executive Officer (Principal Executive Officer)	May 8, 2020

/s/ Russell T Kelley, Jr. Russell T Kelley, Jr.	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 8, 2020

PENN VIRGINIA OIL & GAS GP LLC,

on behalf of itself and as the general partner of

PENN VIRGINIA OIL & GAS, L.P.

Name	Title	Date

/s/ John A. Brooks John A. Brooks	Chief Executive Officer of Penn Virginia Oil & Gas GP LLC (Principal Executive Officer)	May 8, 2020

/s/ Russell T Kelley, Jr. Russell T Kelley, Jr.	Senior Vice President, Chief Financial Officer and Treasurer of Penn Virginia Oil & Gas GP LLC (Principal Financial Officer)	May 8, 2020

/s/ Tammy L. Hinkle Tammy L. Hinkle	Vice President and Controller of Penn Virginia Oil & Gas GP LLC (Principal Accounting Officer)	May 8, 2020

PENN VIRGINIA MC ENERGY L.L.C.

PENN VIRGINIA MC GATHERING COMPANY L.L.C.

PENN VIRGINIA MC OPERATING COMPANY L.L.C.

Name	Title	Date

/s/ John A. Brooks John A. Brooks	Chief Executive Officer (Principal Executive Officer)	May 8, 2020

/s/ Russell T Kelley, Jr. Russell T Kelley, Jr.	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	May 8, 2020

/s/ Tammy L. Hinkle Tammy L. Hinkle	Vice President and Controller (Principal Accounting Officer)	May 8, 2020